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                     CAPITAL SECURITIES GUARANTEE AGREEMENT

                           CONSECO FINANCING TRUST II




                          Dated as of November 27, 1996



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



                             CROSS REFERENCE TABLE*


Section of Trust                                                                                         Section of
Indenture Act of                                                                                          Guarantee
1939, as amended                                                                                          Agreement
----------------                                                                                          ---------
310(a) ......................................................................................................4.1(a)
310(b) ......................................................................................................4.1(c)
310(c) ................................................................................................Inapplicable
311(a) ......................................................................................................2.2(b)
311(b) ......................................................................................................2.2(b)
311(c) ................................................................................................Inapplicable
312(a) ......................................................................................................2.2(a)
312(b) ......................................................................................................2.2(b)
312(c) ......................................................................................................2.9
313(a) ......................................................................................................2.3
313(b) ......................................................................................................2.3
313(c) ......................................................................................................2.3
313(d) ......................................................................................................2.3
314(a) ......................................................................................................2.4
314(b) ................................................................................................Inapplicable
314(c) ......................................................................................................2.5
314(d) ................................................................................................Inapplicable
314(e) .........................................................................................................2.5
314(f) ................................................................................................Inapplicable
315(a) ..............................................................................................3.1(d); 3.2(a)
315(b) ......................................................................................................2.7(a)
315(c) ......................................................................................................3.1(c)
315(d) ......................................................................................................3.1(d)
316(a) .................................................................................................2.6; 5.4(a)
317(a) ...................................................................................................2.10; 5.4
318(a) ......................................................................................................2.1(b)






----------------------

* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.


                                TABLE OF CONTENTS


                    ARTICLE I INTERPRETATION AND DEFINITIONS


         SECTION 1.1       Interpretation and Definitions.........................................................1

                         ARTICLE II TRUST INDENTURE ACT

         SECTION 2.1       Trust Indenture Act; Application.......................................................4
         SECTION 2.2       Lists of Holders of Securities.........................................................4
         SECTION 2.3       Reports by Capital Guarantee Trustee...................................................5
         SECTION 2.4       Periodic Reports to Capital Guarantee Trustee..........................................5
         SECTION 2.5       Evidence of Compliance with Conditions Precedent.......................................5
         SECTION 2.6       Guarantee Event of Default; Waiver.....................................................5
         SECTION 2.7       Guarantee Event of Default; Notice.....................................................5
         SECTION 2.8       Conflicting Interests..................................................................5

                        ARTICLE III POWERS, DUTIES AND RIGHTS OF CAPITAL GUARANTEE TRUSTEE

         SECTION 3.1       Powers and Duties of Capital Guarantee Trustee.........................................6
         SECTION 3.2       Certain Rights of Capital Guarantee Trustee............................................7
         SECTION 3.3       Not Responsible for Recitals or Issuance of Guarantee..................................8

                      ARTICLE IV CAPITAL GUARANTEE TRUSTEE

         SECTION 4.1       Capital Guarantee Trustee; Eligibility.................................................9
         SECTION 4.2       Appointment, Removal and Resignation of Capital Guarantee Trustee......................9

                               ARTICLE V GUARANTEE

         SECTION 5.1       Guarantee.............................................................................10
         SECTION 5.2       Waiver of Notice and Demand...........................................................10
         SECTION 5.3       Obligations Not Affected..............................................................10
         SECTION 5.4       Rights of Holders.....................................................................11
         SECTION 5.5       Guarantee of Payment..................................................................12
         SECTION 5.6       Subrogation...........................................................................12
         SECTION 5.7       Independent Obligations...............................................................12

              ARTICLE VI LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1       Limitation of Transactions............................................................12
         SECTION 6.2       Ranking...............................................................................13

                             ARTICLE VII TERMINATION

         SECTION 7.1       Termination...........................................................................13

                          ARTICLE VIII INDEMNIFICATION

         SECTION 8.1       Exculpation...........................................................................13
         SECTION 8.2       Indemnification.......................................................................14


                                        i




                            ARTICLE IX MISCELLANEOUS

         SECTION 9.1       Successors and Assigns................................................................14
         SECTION 9.2       Amendments............................................................................14
         SECTION 9.3       Notices...............................................................................14
         SECTION 9.4       Benefit...............................................................................15
         SECTION 9.5       Governing Law.........................................................................15


                                       ii

                     CAPITAL SECURITIES GUARANTEE AGREEMENT


         This GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of November 27, 1996, is executed and delivered by Conseco, Inc., an Indiana corporation (the "Guarantor"), and Fleet National Bank, as trustee (the "Capital Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Conseco Financing Trust II, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to the Declaration (as defined herein), the Issuer is issuing on the date hereof 325,000 preferred securities, having an aggregate liquidation amount of $325,000,000, designated the 8.70% Capital Trust Pass-through Securities (the "Capital Securities");

         WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (as amended, modified or supplemented from time to time, the "Common Securities Guarantee") in substantially identical terms to this Capital Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration), has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.


                                    ARTICLE I
                         INTERPRETATION AND DEFINITIONS


SECTION 1.1       Interpretation and Definitions.

         In this Capital Securities Guarantee, unless the context otherwise requires:


         (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

         (c) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

         (d) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Base Indenture" means the Indenture dated November 14, 1996 among the Guarantor (the "Debenture Issuer") and Fleet National Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of November 14, 1996.

         "Business Day" means any day other than a day on which banking institutions in New York, New York or in the city of the Corporate Trust Office are authorized or required by law to close.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

         "Corporate Trust Office" means the office of the Capital Guarantee Trustee at which the corporate trust business of the Capital Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Capital Securities Guarantee is located at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration.

         "Covered Person" means any Holder or beneficial owner of Capital Securities.

         "Debentures" means the series of subordinated deferrable interest debentures to be issued by the Guarantor designated the 8.70% Subordinated Deferrable Interest Debentures due 2026 held by the Property Trustee (as defined in the Declaration) of the Issuer.

         "Declaration" means the Amended and Restated Declaration of Trust, dated as of November 22, 1996, as amended, modified or supplemented from time to time, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer.

         "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption and the Make-Whole Premium (as defined in the Declaration) (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Declaration or the redemption of all the Capital Securities upon maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount plus any amount payable as a result of the Make-Whole Premium and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor; and provided further, that in determining whether the Holders of the requisite liquidation amount of Capital Securities have voted on any matter provided for in this Capital Securities Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Capital Securities remain in the form of one or more Global Certificates (as defined in the Declaration), the term "Holders" shall mean the holder of the Global Certificate acting at the direction of the Capital Security Beneficial Owners (as defined in the Declaration).

         "Indemnified Person" means the Capital Guarantee Trustee, any Affiliate of the Capital Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Guarantee Trustee.

         "Indenture" means the Base Indenture and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Declaration) of the Issuer.

         "Majority in Liquidation Amount of the Capital Securities" means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Capital Securities, voting separately as a class, who are the record holders of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Capital Securities. In determining whether the Holders of the requisite amount of Capital Securities have voted, Capital Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Capital Securities shall be disregarded (to the extent known to be so owned by the Capital Guarantee Trustee) for the purpose of any such determination.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Capital   Guarantee  Trustee"  means  Fleet  National  Bank,  until  a
Successor Capital Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Capital Guarantee Trustee.

         "Responsible Officer" means, with respect to the Capital Guarantee Trustee, any officer within the Corporate Trust Office of the Capital Guarantee Trustee, including any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Capital Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor   Capital  Guarantee  Trustee"  means  a  successor  Capital
Guarantee Trustee possessing the qualifications to act as Capital Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.


                                   ARTICLE II
                               TRUST INDENTURE ACT


SECTION 2.1       Trust Indenture Act; Application.

         (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2       Lists of Holders of Securities.

         (a) The Guarantor shall provide the Capital Guarantee Trustee with a list, in such form as the Capital Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders"), (i) within one Business Day after January 1 and June 30 of each year and current as of such date, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Capital Guarantee Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Guarantee Trustee by the Guarantor. The Capital Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Capital Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by Capital Guarantee Trustee.

         Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Capital Securities), the Capital Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to Capital Guarantee Trustee.

         The Guarantor shall provide to the Capital Guarantee Trustee such documents, reports and information as required by Section 314 (if any) of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5       Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Capital Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Capital Securities Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Guarantee Event of Default; Waiver.

         The  Holders  of a  Majority  in  Liquidation  Amount  of  the  Capital
Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

SECTION 2.7       Guarantee Event of Default; Notice.

         (a) The Capital Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Guarantee Events of Default actually known to a Responsible Officer of the Capital Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Capital Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

         (b) The Capital Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Capital Guarantee Trustee shall have received written notice thereof, or a Responsible Officer of the Capital Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

SECTION 2.8       Conflicting Interests

         The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                            CAPITAL GUARANTEE TRUSTEE


SECTION 3.1       Powers and Duties of Capital Guarantee Trustee.

         (a) This Capital Securities Guarantee shall be held by the Capital Guarantee Trustee on behalf of the Issuer for the benefit of the Holders of the Capital Securities, and the Capital Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Guarantee Trustee on acceptance by such Successor Capital Guarantee Trustee of its appointment to act as Successor Capital Guarantee Trustee. The right, title and interest of the Capital Guarantee Trustee in and to this Capital Securities Guarantee shall automatically vest in any Successor Capital Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Guarantee Trustee.

         (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Capital Guarantee Trustee has occurred and is continuing, the Capital Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.

         (c) The Capital Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Capital Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Guarantee Trustee, the Capital Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                              (A)   the duties and obligations of the Capital
Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Capital Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Guarantee Trustee; and

                              (B)   in the absence of bad faith on the part of
the Capital Guarantee Trustee, the Capital Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Guarantee Trustee, the Capital Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

                  (ii) the Capital Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Guarantee Trustee, unless it shall be proved that the Capital Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Capital Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee, or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Capital Securities Guarantee; and

                  (iv) no provision of this Capital Securities Guarantee shall require the Capital Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Capital Guarantee Trustee.

         (a)      Subject to the provisions of Section 3.1:

                  (i) The Capital Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Capital Securities Guarantee, the Capital Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Capital Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Capital Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

                  (vi) The Capital Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee.

                  (vii) The Capital Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Capital Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Capital Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Capital Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Capital Securities Guarantee the Capital Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Capital Securities,
(ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

         (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee.

         The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Guarantee Trustee does not assume any responsibility for their correctness. The Capital Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.

                                   ARTICLE IV
                            CAPITAL GUARANTEE TRUSTEE


SECTION 4.1       Capital Guarantee Trustee; Eligibility.

         (a)There shall at all times be a Capital Guarantee Trustee which shall:

                  (i)  not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Capital Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Capital Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         (d) Any corporation into which the Capital Guarantee Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital
Guarantee Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Capital Guarantee Trustee, shall be the successor of the Capital Guarantee Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 4.2  Appointment, Removal and Resignation of Capital Guarantee Trustee.

         (a) Subject to Section 4.2(b), the Capital Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Capital Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor.

         (c) The Capital Guarantee Trustee appointed to office shall hold office until a Successor Capital Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor and the resigning Capital Guarantee Trustee.

         (d) If no Successor Capital Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Capital Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Capital Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Guarantee Trustee.

         (e) No Capital Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Guarantee Trustee.

         (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Capital Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Guarantee Trustee all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.


                                    ARTICLE V
                                    GUARANTEE


SECTION 5.1       Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2       Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extended Interest Payment Period (as defined in the Indenture) with respect to the Distributions (as defined in the Declaration) on the Capital Securities.

SECTION 5.3       Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Capital Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

         (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

         (b) The extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

         (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) Any invalidity of, or defect or deficiency in, the Capital Securities;

         (f) The settlement or compromise of any obligation guaranteed hereby o hereby incurred; or

         (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. There shall be no obligation of the Capital Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Capital Securities Guarantee.

SECTION 5.4       Rights of Holders.

         (a) The Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Capital Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Capital Securities Guarantee.

         (b) If the Capital Guarantee Trustee fails to enforce this Capital Securities Guarantee, then any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Guarantee Trustee's rights under this Capital Securities Guarantee without first instituting a legal proceeding against the Issuer, the Capital Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Capital Securities may directly institute a proceeding against the Guarantor for enforcement of the Capital Securities Guarantee for such payment to the Holder of the Capital Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Capital Securities. The Guarantor hereby waives any right or remedy to require that any action on this Capital Securities Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5       Guarantee of Payment.

         This Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6       Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Capital Guarantee Trustee for the benefit of the Holders.

SECTION 5.7       Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION


SECTION 6.1       Limitation of Transactions.

         So long as any Capital Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or an event of default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Capital Securities Guarantee); provided, however, the Guarantor may (i) declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid or (ii) purchase or acquire shares of its common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans.

SECTION 6.2       Ranking.

         This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those liabilities of the Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

         If an Event of Default has occurred and is continuing under the Declaration, the rights of the holders of the Common Securities to receive any payments under the Common Securities Guarantee Agreement shall be subordinated to the rights of the Holders of Capital Securities to receive Guarantee Payments hereunder.


                                   ARTICLE VII
                                   TERMINATION


SECTION 7.1       Termination.

         This Capital Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Capital Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION


SECTION 8.1       Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

SECTION 8.2       Indemnification.

         The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Capital Securities Guarantee.

                                   ARTICLE IX
                                  MISCELLANEOUS


SECTION 9.1       Successors and Assigns.

         All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding.

SECTION 9.2       Amendments.

         Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of, and action by written consent of, the Holders of the Securities apply to the giving of such approval.

SECTION 9.3       Notices.

         All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Capital Guarantee Trustee, at the Capital Guarantee Trustee's mailing address set forth below (or such other address as the Capital Guarantee Trustee may give notice of to the Guarantor and the Holders of the Capital Securities):

                               Fleet National Bank
                                 777 Main Street
                           Hartford, Connecticut 06115
                    Attention: Corporate Trust Administration

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Guarantee Trustee and the Holders of the Capital Securities):

                                  Conseco, Inc.
                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032
                       Attention: Lawrence W. Inlow, Esq.

         (c) If given to any Holder of Capital Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Benefit.

         This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 9.5       Governing Law.

         THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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                                                        15

         IN WITNESS WHEREOF, this Capital Securities Guarantee is executed as of the day and year first above written.

                                CONSECO, INC., as Guarantor



                                By:    /s/ ROLLIN M. DICK
                                       ---------------------------------
                                Name:  Rollin M. Dick
                                Title: Executive Vice President and Chief
                                       Financial Officer


                                FLEET NATIONAL BANK,
                                as Capital Guarantee Trustee

                                By:  /s/ MICHAEL M. HOPKINS
                                     ----------------------
                                Name:Michael M. Hopkins
                                Title:Vice President


G:\LEGAL\RRD\PUBLOFF\2TOPRSGU.RNT
                                                        16